UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 31, 2013

The Goodyear Tire & Rubber Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1144 East Market Street, Akron, Ohio		44316-0001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	330-796-2121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

The Goodyear Tire & Rubber Company (the "Company") announced in the second quarter of 2009 that its Goodyear Dunlop Tires France subsidiary ("GDTF") initiated a plan to discontinue consumer tire production at one of its manufacturing facilities in Amiens, France (the "Amiens North manufacturing facility") in order to reduce high-cost manufacturing capacity.

On January 31, 2013, the Company announced that it intends to exit the farm tire business in the Europe, Middle East and Africa ("EMEA") region and, accordingly, GDTF has initiated a plan to also discontinue farm tire production at the Amiens North manufacturing facility, which would result in the full closure of that facility. GDTF has initiated communications with affected associates regarding the full closure of the Amiens North manufacturing facility. The plans remain subject to consultation with the European Central Works Council, GDTF’s employee representatives and other relevant bodies in the EMEA region.

In conjunction with these actions, in the fourth quarter of 2012, we recorded $74 million of charges ($54 million after taxes and minority interest) and now estimate that the total charges associated with the above plans will be at least $230 million (approximately $170 million after taxes and minority interest), $191 million of which have now been recorded. The remaining charges will be recognized as costs are incurred in future periods. Substantially all of these charges relate to future cash payments, primarily for employee severance. Non-cash charges for accelerated depreciation of approximately $20 million are expected to be offset by non-cash pension curtailment gains.

The actions would eliminate approximately six million units of high-cost physical capacity, although GDTF currently produces approximately 1.3 million tires per year at the Amiens North manufacturing facility. The actions are expected to improve EMEA operating income by approximately $75 million annually, as compared to 2012 results, following the closure. As the required consultation process has just begun, the Company is not able to currently estimate the timing of plan completion.

Safe Harbor Statement

Certain information contained in this Current Report on Form 8-K may constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including those statements regarding the expected amounts of charges and savings resulting from the planned actions in France. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. There are a variety of factors, many of which are beyond the Company’s control, which could affect its operations, performance, business strategy and results and could cause its actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to the risks and other factors described in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent management’s estimates only as of today and should not be relied upon as representing management’s estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, even if management’s estimates change.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Goodyear Tire & Rubber Company

January 31, 2013	By:	Richard J. Noechel

Name: Richard J. Noechel
Title: Vice President and Controller